Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Akerna Corp. (the “Company”) on Form S-1 pursuant to rule 462(b) of the Securities Act of 1933 of our report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, dated March 31, 2022, with respect to our audits of the consolidated financial statements of Akerna Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021, the transitional six months ended December 31, 2020, and the year ended June 30, 2020, which report appears in the Registration Statement of the Company on Form S-1 (File No. 333-265641) filed on June 15, 2022, as amended.

/s/ Marcum llp

Marcum llp

Los Angeles, CA

June 30, 2022

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of Akerna Corp. on Form S-1 pursuant to rule 462(b) of the Securities Act of 1933 of our report dated December 13, 2021 with respect to our audit of the consolidated financial statements of The Nav People, Inc. & Subsidiary as of December 31, 2020 and for the year then ended, which report appears in the Registration Statement of Akerna Corp. on Form S-1 (File No. 333-265641) filed on June 15, 2022, as amended.

/s/ Marcum llp

Marcum llp

Costa Mesa, CA

June 30, 2022